UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2020

DIGITAL BRAND MEDIA & MARKETING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	333-85072 (Commission File Number)	59-3666743 (IRS Employer Identification No.)

845 Third Avenue, New York, NY 10022

(Address of Principal Executive Offices)

(646)722-2706

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DBMM	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On November 11, 2020, Digital Brand Media & Marketing Group, Inc. (the “Company”) provided notice to Liggett & Webb, P.A. (“Liggett”) that the Company was dismissing Liggett as the Company’s independent registered public accounting firm, effective immediately. The decision to change accountants was approved by the board of directors.

Liggett had served as the Company’s independent registered public accounting firm since October 16, 2017. The report of Liggett on the Company’s consolidated financial statements for the fiscal year ended August 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of the Company’s ability to continue as a going concern.

During the fiscal year ended August 31, 2019 and through the subsequent interim periods as of November 10, 2020, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Liggett on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Liggett would have caused Liggett to make reference thereto in its report on the consolidated financial statements for such year. During the fiscal year ended August 31, 2019 and through the subsequent interim periods as of November 11, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Liggett with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Liggett furnish a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Liggett agrees with the statements related to them made by the Company in this report. A copy of Liggett’s letter to the SEC, dated November 11, 2020, is attached as Exhibit 16.1 to this report.

Newly Engaged Independent Registered Public Accounting Firm

On November 11, 2020 the Company approved the appointment of M&K CPAs LLC(“M&K”), as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending August 31, 2020. During the Company’s two most recent fiscal years and subsequent interim period preceding M&K’s engagement, neither the Company, nor anyone on its behalf, consulted M&K regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by M&K that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

16.1	Letter of Liggett & Webb, P.A., dated November 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020	Digital Brand Media & Marketing, Inc. (Registrant)

	By:	/s/ Linda Perry
	Name:	Linda Perry
	Title:	Executive Director